EX-99.j.1

CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the use of our report dated March 30, 2011 in the Pre-Effective Amendment No. 2 of the Registration Statement (Form N-1a No. 333-169582 and No. 811-22478) of the Bennett Group of Funds.

Philadelphia, Pennsylvania

March 30, 2011